EXHIBIT 10.4*

CONFIDENTIAL TREATMENT REQUESTED BY
EASYLINK SERVICES INTERNATIONAL CORPORATION
UNDER RULE 24b-2

*CONFIDENTIAL TREATMENT

CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. “X” HAS BEEN USED TO IDENTIFY INFORMATION WHICH IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST.

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 to Second Amended and Restated Employment Agreement (this “Amendment”) is entered into on August 27, 2010 between EasyLink Services International Corporation (the “Company”) and Kevin R. Maloney (“Maloney”).  This Amendment amends the Second Amended and Restated Employment Agreement (the “Agreement”) between the Company and Maloney entered into on September 28, 2009.

In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

1.           Amendment to Exhibit A. Exhibit A attached to the Agreement is hereby amended by adding the following immediately after the section entitled “ANNUAL CASH INCENTIVE FOR FISCAL 2010”:

“ANNUAL CASH INCENTIVE FOR FISCAL 2011

You shall have the opportunity to earn an Annual Cash Incentive for Fiscal 2011 based on the Company’s and your personal performance during Fiscal 2011.  The Company, through the Compensation Committee of the Board of Directors, retains the right to adjust your Annual Cash Incentive plan at any time as business circumstances or other factors reasonably dictate.

Your targeted Annual Cash Incentive for Fiscal 2011 is $250,000 (“Target Annual Cash Incentive for 2011”).  With respect to the Annual Cash Incentive for Fiscal 2011, the Compensation Committee will determine the payout of this amount based on a combination of 50% payout on satisfaction of item 1 of the Company objectives relating to Company revenue (the “Company Revenue Bonus for 2011”) and 50% payout on item 2 of the Company objectives relating to Company EBITDA (the “Company EBITDA Bonus for 2011”), as provided below:

COMPANY OBJECTIVES

1.
Total revenue of $[XXXXXXXX] (the “2011 Revenue Target”) – The Company Revenue Bonus for 2011 will be earned if the Company achieves a minimum total revenue for Fiscal 2011 equal to the 2011 Revenue Target, in accordance with and subject to the following.  None of the Company Revenue Bonus for 2011 will be earned if the Company achieves total revenue for Fiscal 2011 equal to or less than 90% of the 2011 Revenue Target.  If the Company achieves total revenue for Fiscal 2011 greater than 90% and less than or equal to 100% of the 2011 Revenue Target, then the percentage of the Company Revenue Bonus for 2011 earned will equal approximately (i) 10, times (ii) a percentage equal to (a) the actual amount of total revenue for Fiscal 2011 divided by the 2011 Revenue Target, minus (b) 0.9.  If the Company achieves total revenue for Fiscal 2011 in excess of 100% of the 2011 Revenue Target, then the percentage of the Company Revenue Bonus for 2011 earned will equal 100% plus an amount (the “Additional Company Revenue Bonus for 2011”) equal to 6.8% of the Company Revenue Bonus for 2011 for every .1% by which the total revenue for Fiscal 2011 exceeds the 2011 Revenue Target.

2.
EBITDA of $[XXXXXXXX] (the “2011 EBITDA Target”) – The Company EBITDA Bonus for 2011 will be earned if the Company achieves a minimum EBITDA for Fiscal 2011 equal to the 2011 EBITDA Target, in accordance with and subject to the following.  None of the Company EBITDA Bonus for 2011 will be earned if the Company achieves EBITDA for Fiscal 2011 equal to or less than 90% of the 2011 EBITDA Target.  If the Company achieves EBITDA for Fiscal 2011 greater than 90% and less than or equal to 100% of the 2011 EBITDA Target, then the percentage of the Company EBITDA Bonus for 2011 earned will equal approximately (i) 10, times (ii) a percentage equal to (a) the actual amount of EBITDA for Fiscal 2011 divided by the 2011 EBITDA Target, minus (b) 0.9.  If the Company achieves EBITDA for Fiscal 2011 in excess of 100% of the 2011 EBITDA Target, then the percentage of the Company EBITDA Bonus for 2011 earned will equal 100% plus an amount (the “Additional Company EBITDA Bonus for 2011”) equal to 6.8% of the Company EBITDA Bonus for 2011 for every .1% by which the EBITDA for Fiscal 2011 exceeds the 2011 EBITDA Target.  For purposes of this paragraph, EBITDA shall mean net profit before taxes, interest expense (net of capitalized interest expense), depreciation expense and amortization expense, all in accordance with GAAP, excluding stock-based compensation expense, cumulative effect of accounting changes and one-time, nonrecurring items.”

2.           No Other Amendments. Except as expressly set forth in this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

/s/ Kevin R. Maloney
Kevin R. Maloney

EasyLink Services International Corporation

By:	/s/ Glen E. Shipley
Name: Glen E. Shipley
Title: CFO